Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-192040) of Unisys Corporation of our report dated June 29, 2021 relating to the financial statements and supplemental schedule of Unisys Corporation Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Arlington, Virginia
June 29, 2021